Exhibit 5.1

Cleary Gottlieb Steen & Hamilton llp
MAIN TOWER
NEUE MAINZER STRASSE 52
60311 FRANKFURT AM MAIN
+ 49 (69) 97103-0
FACSIMILE + 49 (69) 97103-199
WWW.CLEARYGOTTLIEB.COM
NEW YORK • WASHINGTON, DC • PARIS • BRUSSELS
LONDON • MOSCOW • COLOGNE*
ROME • MILAN • HONG KONG • BEIJING
FRANKFURT AM MAIN
CHRISTOF VON DRYANDER
RECHTSANWALT
MEMBER OF THE DC BAR
THOMAS M. BUHL
RECHTSANWALT
AVOCAT AU BARREAU DE PERIS
DR. STEPHAN BARTHELMESS
RECHTSANWALT
MEMBER OF THE NEW YORK BAR
WARD A. GREENBERG
ATTORNEY AT LAW (USA)
MEMBER OF THE NEW YORK BAR
DR. KLAUS RIEHMER
RECHTSANWALT
DR. GABRIELE APFELBACHER
RECHTSANWÄLTIN
MEMBER OF THE NEW YORK BAR
DR. THOMAS KOPP
RECHTSANWALT
DR. J.F. DANIEL WEYDE
RECHTSANWALT, STEUERBERATER
MEMBER OF THE NEW YORK BAR
DR. TILL MÜULLER-IBOLD
RECHTSANWALT
AVOCAT AU BARREAU DE BRUXELLES
DR. WERNER MEIER
RECHTSANWALT
MEMBER OF THE NEW YORK BAR
HANNO SPERLICH
RECHTSANWALT
COLOGNE
DR. WOLFGANG KNAPP
RECHTSANWALT
AVOCAT AU BARREAU DE BRUXELLES
PROF. DR. DIRK SCHROEDER
RECHTSANWALT
DR. JÜRGEN J. SIEGER
RECHTSANWALT
DR. ROMINA POLLEY
RECHTSANWÄLTIN
DR. OLIVER SCHRÖDER
RECHTSANWALT

[•], 2010
Elster Group SE
Frankenstrasse 362
45133 Essen
Ladies and Gentlemen:
          We are acting as special German counsel to Elster Group SE (the “Company”), a European public limited liability company (Societas Europaea) organized under the laws of Germany, in connection with the proposed offer, issuance and sale of up to [•] American Depositary Shares (the “ADSs”), each representing an ownership interest of one-fourth of an ordinary registered share of the Company with a nominal value of € 1.00 per share, the underlying shares consisting of (i) up to [•] ordinary shares to be issued by the Company from a capital increase authorized by the shareholders of the Company on [•], 2010 (the “New Shares”), (ii) [•] existing ordinary shares from the holdings of Nachtwache Metering Management Vermögensverwaltungs GmbH & Co. KG and Rembrandt Holdings S.A., and (iii) up to [•] existing ordinary shares from the holdings of Rembrandt Holdings S.A. to cover over-allotments, if any (the existing shares referred to under (ii) and (iii), collectively, the “Old Shares”). In our capacity as such counsel, we are familiar with (i) the proceedings relating to the creation of the Company as a European public limited liability company organized under the laws of Germany, and (ii) the proceedings taken and proposed to be taken by the Company in connection with the issuance of the New Shares.
          This opinion is being furnished in connection with the registration statement (as amended through the date hereof, the “Registration Statement”) on Form F-1 filed by the Company with the Securities and Exchange Commission on [•], 2010 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”).
          In arriving at the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
* COLOGNE OFFICE: +49 (221) 80040-0 FACSIMILE +49 (221) 80040-199
CLEARY GOTTLIEB STEEN & HAMILTON LLP IS A LIMITED LIABILITY PARTNERSHIP ESTABLISHED UNDER THE LAWS OF THE STATE OF NEW YORK, USA. THE PERSONAL LIABILITY OF THE PARTNERS IS LIMITED TO THE EXTENT PROVIDED IN SUCH LAWS.

(a)	the Registration Statement;

(b)	the articles of association (Satzung) of the Company as in effect on the date hereof;

(c)	an excerpt from the commercial register (Handelsregister) in Essen, Germany, with respect to the Company;

(d)	an executed copy of the resolution adopted by the Company’s shareholders’ meeting held on [•], 2010, resolving on the capital increase represented by the New Shares (the “New Shares Resolution”);

(e)	the draft, in substantially final form, of the application (the “Application”) for the registration of the New Shares with the commercial register in Essen, to be executed by the Company on or around [•], 2010; and

(f)	such other documents and corporate records of the Company and such other instruments and certificates of officers and representatives of the Company and such other persons as we deemed appropriate as a basis for the opinions expressed below.
          In rendering the opinions expressed below, we have relied, without independent verification, upon the following assumptions:
(i)	The authenticity of all documents submitted to us as originals;

(ii)	the conformity with their respective original documents of all documents submitted to us as copies, and the authenticity of the originals of such copied documents;

(iii)	the genuineness of all signatures on all documents submitted to us;

(iv)	that any natural person signing any agreement, instrument or other document was legally competent at the time of execution; and

(v)	the accuracy as to factual matters of each document we have reviewed.
          On the basis of and in reliance upon the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:
          1. The Company is a European public limited liability company (Societas Europaea) duly registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Essen, Federal Republic of Germany, and validly existing under the laws of the Federal Republic of Germany.
          2. The Old Shares and the New Shares are duly authorized and will, when sold as contemplated by the Registration Statement, be validly issued, fully paid and non-assessable.
          This opinion is subject to the following:

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          The foregoing opinion is limited to the laws of Germany and we express no opinion as to the laws of any other jurisdiction.
          We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our office under the caption “Legal Matters” on page [•] of the prospectus contained in part 1 of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP
By:
Christof von Dryander, a Partner

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